Exhibit 10.48F

AMENDMENT NO. 6 TO NOTE PURCHASE AGREEMENT
(Series 2008-A)
THIS AMENDMENT NO. 6 TO NOTE PURCHASE AGREEMENT (Series 2008-A) (this “Amendment”) is executed as of April 11, 2012, by and among Cofina Funding, LLC, as the Issuer (the “Issuer”), Victory Receivables Corporation, as the Conduit Purchaser, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), as the Funding Agent and as a Committed Purchaser.
RECITALS
WHEREAS, the parties hereto are parties to that certain Note Purchase Agreement dated as of November 21, 2008 (as amended through the date hereof, the “Agreement”); and
WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Certain Defined Terms. Each capitalized term used but not defined herein shall have the meaning ascribed thereto or incorporated by reference in the Agreement.
SECTION 2.    Amendment to Agreement. The Agreement is hereby amended as follows:
(a)    The definition of Maximum Funded Amount is amended and restated in its entirety to read as follows:
“Maximum Funded Amount” means $175,000,000.
(b)    The Purchase Expiration Date is extended to April 10, 2013.
(c)    The form of Notice of Increase is amended to include a reference to the account to which such funding is to be directed:
US Bank
St Paul, MN
ABA # 091000022
Acct # 173103322058
Beneficiary Name: Structured Finance Wire Clearing
Attention: Tiffany
SECTION 3.    Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.
SECTION 4.    Effectiveness. This Amendment shall become effective on the first date on which BTMU has received:

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(a)    counterparts of this Amendment executed by each of the parties hereto (whether by facsimile or otherwise); and
(b)    the fee set forth in the fee letter dated the date hereof.
SECTION 5.    Counterparts. This Amendment may be executed by different parties in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall together constitute but one and the same instrument.
SECTION 6.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 7.    Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.
[Signatures Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

COFINA FUNDING, LLC,
as the Issuer

By:	/s/James M. Grafing
Name:	James M. Grafing
Title:	Chief Financial Officer

[Signatures Continue on the Following Page]

701509837 05080260    S-1    Amendment No. 6 to Series 2008-A NPA

VICTORY RECEIVABLES CORPORATION,
as the Conduit Purchaser

By:	/s/David V. DeAngelis
Name:	David V. DeAngelis
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW
YORK BRANCH,
as the Funding Agent

By:	/s/Aditya Reddy
Name:	Aditya Reddy
Title:	Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW
YORK BRANCH,
as Committed Purchaser

By:	/s/Victor Pierzchalski
Name:	Victor Pierzchalski
Title:	Authorized Signatory

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